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                    CONSENT OF INDEPENDENT AUDITORS


TMP Worldwide Inc.
New York, New York

    We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated November 8, 1996, relating to the consolidated financial statements of Neville Jeffress Australia Pty Limited and Subsidiaries, appearing in the Company's Registration Statement on Form S-1 as amended on December 10, 1996.

    We also consent to the reference to us under the caption "Experts" in the Prospectus.


BDO Nelson Parkhill


Sydney, Australia
December 10, 1996